EXHIBIT 107

FORM S-3

(Form Type)

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

________________________________

UNITED STATES ANTIMONY CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.01 par value	457(r)	(1)			0.0001381
Fees to be Paid	Equity	Preferred Stock, $0.01 par value	457(r)	(1)			0.0001381
Fees to be Paid	Debt	Debt Securities	457(r)	(1)			0.0001381
Fees to be Paid	Other	Depositary Shares	457(r)	(1)(2)			0.0001381
Fees to be Paid	Other	Warrants	457(r)	(1)			0.0001381
Fees to be Paid	Other	Rights	457(r)	(1)(3)			0.0001381
Fees to be Paid	Other	Units	457(r)	(1)(4)			0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	Other	Unsold Securities	415(a)(6)
	Total Offering Amounts							$0.00
	Total Fees Previously Paid							$0.00
	Total Fee Offset							$0.00
	Net Fee Due							$0.00

1

Offering Note

(1)

Pursuant to Instruction 2.A(iii)(c) of Item 16(b) of Form S-3, this information is not required to be included. An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registration statement. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all registration fees. Any registration fees will be paid subsequently on a pay-as-you-go basis.

(2)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.
(3)

Rights may be issued under a rights agreement and will represent an interest in one or more securities registered under this registration statement including shares of common stock or preferred stock, debt securities or warrants, in any combination, which may or may not be separable from one another.

(4)

Units may be issued under a unit agreement and will represent an interest in one or more securities registered under this registration statement including shares of common stock or preferred stock, debt securities or warrants, in any combination, which may or may not be separable from one another.

*	Table 2: Fee Offset Claims and Sources and Table 3: Combined Prospectuses omitted as inapplicable.

2